Exhibit 99.1

WiSA Technologies Announces Pricing of $7.6 Million Public Offering

BEAVERTON, OR — (November 29, 2022)— WiSA Technologies, Inc. (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, today announced the pricing of its public offering of an aggregate of 50,400,000 units and 3,600,000 pre-funded units at an effective public offering price of $0.14 per unit. Each unit consists of (i) one share of common stock, (ii) one Series A Warrant to purchase one share of common stock, immediately exercisable at a price of $0.14 per share and expiring five years from the date of issuance, and (iii) one Series B Warrant to purchase one share of common stock, immediately exercisable at a price of $0.14 per share and expiring five years from the date of issuance. Each pre-funded unit will consist of (i) one pre-funded warrant to purchase one share of common stock, (ii) one Series A Warrant and (iii) one Series B Warrant. The closing of the offering is expected to occur on or about December 1, 2022, subject to the satisfaction of customary closing conditions. The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, are expected to be approximately $7.6 million.

Maxim Group LLC is acting as the exclusive placement agent for the offering.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333-268085), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 29, 2022. The offering is being made only by means of a prospectus which is a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About WiSA Technologies, Inc.

WiSA Technologies (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions and include statements regarding the expected closing date of the offering. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties including, but not limited to, our ability to consummate the offering and satisfy closing conditions, and other risks impacting WiSA Technologies’ business, such as, current macroeconomic uncertainties associated with the COVID-19 pandemic, WiSA Technologies’ ability to predict the timing of design wins entering production and the potential future revenue associated with WiSA Technologies’ design wins; WiSA Technologies’ rate of growth; WiSA Technologies’ ability to predict customer demand for its existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting WiSA Technologies’ customer’s end markets; WiSA Technologies’ ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks as more fully described in the section titled “Risk Factors” in the registration statement related to the offering. The information in this press release is provided only as of the date of this press release, and WiSA Technologies undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA Technologies disclaims any obligation to update these forward-looking statements.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com